Exhibit 99.1

TScan Therapeutics Appoints Gavin MacBeath, Ph.D. as Chief Executive Officer and as a Member of the Board of Directors

WALTHAM, Mass., May 24 , 2023 — TScan Therapeutics, Inc. (Nasdaq: TCRX) (TScan), a clinical-stage biopharmaceutical company focused on the development of T cell receptor (TCR)-engineered T cell therapies (TCR-T) for the treatment of patients with cancer, today announced that its Board of Directors (the Board) has appointed Gavin MacBeath, Ph.D., as Chief Executive Officer (CEO) of TScan and as a Class I Director of its Board, each effective as of May 24, 2023. Dr. MacBeath, has been serving as acting CEO since March 2023.

Dr. MacBeath joined TScan in 2018 and has developed and advanced the Company’s scientific platform and clinical programs. Since his appointment as acting CEO, the Company has made great progress across both its hematologic malignancies and solid tumor programs. During this time, the Company has also expanded its reach outside of oncology with the announcement of a collaboration with Amgen to identify T-cell targets for the development of novel therapeutics in Crohn’s disease.

Chairman of the Board Timothy Barberich, said, “As acting CEO, Gavin has demonstrated strong leadership skills, along with a passion and drive to push TScan to achieve its full potential. The Board has full confidence in Gavin’s ability to continue guiding the business onto its path of growth as permanent CEO.”

“This is a pivotal time for TScan. We have huge opportunities ahead, and I am energized by the team and plan we have in place,” said Gavin MacBeath, Ph.D., Chief Executive Officer of TScan. “I am committed to leading the business through this journey of growth and expansion as its CEO and look forward to further building on our progress across our portfolio of innovating TCR-T therapies for the benefit of cancer patients.”

About Gavin MacBeath, Ph.D.

Dr. MacBeath has more than two decades of experience in academia and industry. His experience prior to joining TScan includes serving as Co-founder and Senior Vice President of Discovery at Merrimack Pharmaceuticals where he led discovery, translational research and advanced several biologics through IND, Phase 1, and Phase 2 clinical development. He began his career in academia, where he served as the first fellow at Harvard’s Bauer Center for Genomics Research, as an Assistant Professor and later Associate Professor in the Department of Chemistry & Chemical Biology at Harvard University, and as Lecturer and Principal Investigator at Harvard Medical School. Dr. MacBeath received his undergraduate degree with Honors in genetics from the University of Manitoba, his Ph.D. from Scripps Research Institute and completed his postdoctoral training in chemical biology with Dr. Stuart Schreiber at Harvard University.

About TScan Therapeutics, Inc.

TScan is a clinical-stage biopharmaceutical company focused on the development of T cell receptor (TCR)-engineered T cell therapies (TCR-T) for the treatment of patients with cancer. The Company’s lead TCR-T therapy candidates, TSC-100 and TSC-101, are in development for the treatment of patients with hematologic malignancies to eliminate residual disease and prevent relapse after allogeneic hematopoietic cell transplantation. The Company is also developing multiplexed TCR-T therapy candidates for the treatment of various solid tumors. The Company has developed and continues to build its ImmunoBank, the Company’s repository of therapeutic TCRs that recognize diverse targets and are associated with multiple HLA types, to provide customized multiplexed TCR-T therapies for patients with a variety of solid tumors.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, express or implied statements regarding the Company’s plans, progress, and timing relating to the Company’s programs, including its hematologic malignancies program. TScan intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as, but not limited to, “may,” “might,” “advance,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “anticipate,” “project,” “target,” “design,” “estimate,” “predict,” “potential,” “plan,” “on track,” or similar expressions or the negative of those terms. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions, and uncertainties. The express or implied forward-looking statements included in this release are only predictions and are subject to a number of risks, uncertainties and assumptions, including, without limitation: the beneficial characteristics, safety, efficacy, therapeutic effects and potential advantages of TScan’s TCR-T therapy candidates; TScan’s expectations regarding its preclinical studies being predictive of clinical trial results; TScan’s ability to attract or retain key personnel; TScan’s ability to establish and maintain development partnerships and collaborations; the sufficiency of TScan’s existing capital resources to fund its future operating expenses and capital expenditure requirements; and other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of TScan’s most recent Annual Report on Form 10-K and any other filings that TScan has made or may make with the SEC in the future. Any forward-looking statements contained in this release represent TScan’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Except as required by law, TScan explicitly disclaims any obligation to update any forward-looking statements.

Contacts

Heather Savelle

TScan Therapeutics, Inc.

VP, Investor Relations

857-399-9840

hsavelle@tscan.com

Joyce Allaire

LifeSci Advisors, LLC

Managing Director

617-435-6602

jallaire@lifesciadvisors.com